EXHIBIT 10.6

Date:	20 March 2009

To:	Chinawe Asset Management (PRC) Limited
Room 1304-05 Dongbao Tower
767 Dongfeng Road East
Guangzhou, 610600
People’s Republic of China

To:	Chinawe Asset Management (PRC) Limited
c/o Chinawe Asset Management Ltd.
Room 7, 13/F., Block A
Fuk Keung Industrial Building
66-68 Tong Mi Road
Kowloon
Hong Kong

Attn.:	Ms. Vivian Chu and Mr. Ken Wai
Fax.:	(852) 2395 5728
Dear Madam and Sir
Master Asset Consulting Agreement dated 20 April 2005 and the Amendment Letters dated 2 November 2005, 1 November 2006 and 18 March 2008 (together, the “Agreement”) between Huizhou One Limited (“HOL”) and Chinawe Asset Management (PRC) Limited (“Chinawe”)
We refer to the above-captioned Agreement.
Unless otherwise defined, terms defined in the Agreement shall have the same meanings when used herein.
Pursuant to Clause 6.02 of the Agreement, we hereby give you notice of our intention as Owner to terminate the Agreement. According to Clause 6.02 of the Agreement, the Agreement shall cease to have effect from 27 March 2009.
This notice shall be governed by and construed in accordance with the laws of PRC.
Would you please acknowledge receipt of this notice by signing below.
Yours faithfully,

/s/ John A. Redick for and on behalf of
Huizhou One Limited
We acknowledge receipt of this notice.

/s/ Alan Wai for and on behalf of
Chinawe Asset management (PRC) Limited